Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Shore Bancshares, Inc. of our report dated March 31, 2021, relating to the consolidated financial statements of Severn Bancorp, Inc., appearing in the Annual Report on Form 10-K of Severn Bancorp, Inc. for the year ended December 31, 2020.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia

September 10, 2021

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